Exhibit 99.1

#41488227





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                                       FOR IMMEDIATE RELEASE
                                            JULY 30, 2003
                                            FOR ADDITIONAL INFORMATION
                                            CONTACT:  RANDY J SIZEMORE
                                                      SENIOR VICE PRESIDENT, CFO
                                                           (260) 358-4680



                    NORTHEAST INDIANA BANCORP, INC. ANNOUNCES
                             QUARTERLY CASH DIVIDEND

HUNTINGTON, INDIANA, -- Northeast Indiana Bancorp, Inc., (NEIB), the parent company of First Federal Savings Bank, has announced that the Corporation will pay a cash dividend of $0.13 per common share. The dividend will be payable on August 27, 2003 to shareholders of record on August 13, 2003.

The book value of NEIB's stock was $18.28 per common share as of June 30, 2003. The last reported trade of stock at the close of business on July 29, 2003 was $20.18 per common share and the number of outstanding shares was 1,464,944 as of the same date.

Northeast Indiana Bancorp, Inc. is headquartered at 648 North Jefferson Street, Huntington, Indiana. The Company offers a full array of banking, trust, and financial brokerage services to its customers through three full service branches in Huntington, Indiana. The Company is traded on The NASDAQ Stock Market under the symbol "NEIB".